UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant                                           [x]

Filed by a Party other than the Registrant                                                                           [ ]

Check the appropriate box:
[ ]           Preliminary Proxy Statement
[ ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[x]           Definitive Proxy Statement
[ ]           Definitive Additional Materials
[ ]           Soliciting Material Pursuant to § 240.14a-12

MFRI, INC.
(name of registrant as specified in its charter)
_________________________________________
(name of person(s) filing proxy statement, if other than registrant)

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[ ]           Fee paid previously with preliminary materials

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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7720 N. Lehigh Avenue
Niles, Illinois 60714

June 8, 2010
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of MFRI, Inc. (the “Company”) will be held at
The Rosemont Hotel at O’Hare, 5550 North River Road, Rosemont, Illinois on Wednesday, June 23, 2010, at 10:00 a.m., Chicago time, for the following purposes:
1. to elect directors;

2. to vote on the 2009 Non-Employee Directors Stock Option Plan;

3.	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm; and

4.	to transact such other business as may properly come before the meeting.

By order of the Board of Directors,

Michael D. Bennett
Secretary

____________

PROXY STATEMENT

For the Annual Meeting of Stockholders of MFRI, Inc.

June 23, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of MFRI, Inc. for use at the annual meeting of stockholders to be held on June 23, 2010 at 10:00 a.m., Chicago time, at The Rosemont Hotel at O’Hare, 5550 North River Road, Rosemont, Illinois, and at any adjournment thereof.  This Proxy Statement and the form of proxy are first being mailed on or about June 8, 2010 to stockholders of the Company.  Only stockholders of record at the close of business on May 3, 2010 will be entitled to notice of and to vote at the meeting.  On the record date, there were 6,839,183 shares of common stock outstanding.  There are no other voting securities.  Each stockholder is entitled to one vote per share for the election of directors, as well as on all other matters.  If the accompanying proxy form is signed and returned, the shares represented thereby will be voted; such shares will be voted in accordance with the directions on the proxy form or, in the absence of direction as to any proposal, they will be voted FOR the election of the director nominees, except to the extent authority to vote is withheld, FOR adoption of the 2009 Non-Employee Directors Stock Option Plan, and FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.  The stockholder may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to the Company in care of the Corporate Secretary at MFRI, Inc., 7720 N. Lehigh Avenue, Niles, Illinois 60714, by executing and duly and timely delivering a subsequent proxy to the same address shown immediately above, or by attending the meeting and voting in person.

In case any nominee named herein for election as a director is not available when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein.  The Company expects all nominees to be available and knows of no matters to be brought before the meeting other than those referred to in the accompanying notice of annual meeting.  If, however, any other matters come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company (“Common Stock”) shall constitute a quorum.  Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.  If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

A plurality of the votes of the shares present in person or represented by proxy at the meeting will be required to elect the directors.  The adoption of the 2009 Non-Employee Directors Stock Option Plan and the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for fiscal 2010 each requires the affirmative vote of a majority of the votes present in person or represented by proxy at the annual meeting on such matter in order to be approved.

In addition to the use of the mail, proxies may be solicited by directors, officers, or employees of the Company in person, by electronic mail, by telephone or by other means.  The cost of the proxy solicitations will be paid by the Company.

On behalf of your Board of Directors, thank you for your continued support of MFRI, Inc.

The Company’s fiscal year ends January 31.  Years described as 2009, 2008 and 2007 are the fiscal years ended January 31, 2010, 2009 and 2008, respectively.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 23, 2010. This Proxy Statement and the Company’s 2009 Annual Report are available on the Company’s Web site at http://www.mfri.com/investorcenter/araps.aspx.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), the following table sets forth the only persons known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, the name and address of such owner, the number of shares of Common Stock beneficially owned, the nature of such ownership, and the percentage such ownership is of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares
Dimensional Fund Advisors LP Palisades West Building One 6300 Bee Cave Road Austin, Texas, 78746	579,036	(1)	8.5%

Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	576,000	(2)	8.4%
David Unger 7720 N. Lehigh Avenue Niles, IL 60714	511,609	(3)	7.5%

Tontine Capital Partners, L.P. 55 Railroad Avenue Greenwich, CT 06830	502,773	(4)	7.4%
Edward W. Wedbush P.O. Box 30014 Los Angeles, CA 90030-0014	433,612	(5)	6.3%

Babson Capital Management LLC 470 Atlantic Avenue Boston, MA 02210-2208	415,940	(6)	6.1%
_________
(1)
According to a Schedule 13G dated December 31, 2009, Dimensional Fund Advisors LP, , in its capacity as investment adviser, may be deemed the beneficial owner of 579,036 shares of Common Stock which are owned by investment advisory client(s) to certain other commingled group trusts and separate accounts.  Dimensional disclaims beneficial ownership of such securities.

(2)
According to a Schedule 13G/A dated December 31, 2009, William J. Nasgovitz, president and control person of Heartland Advisors, Inc. in his capacity as investment adviser, may be deemed the beneficial owner of 576,000 shares of Common Stock, which are owned by investment advisory client(s).  Mr. Nasgovitz disclaims beneficial ownership of any shares reported on the Schedule.

(3)
Includes 11,847 shares held in joint tenancy with Reporting Person’s spouse, 5,923.5 of which the Reporting Person disclaims beneficial ownership.  Includes 12,454 shares owned by the Reporting Person’s spouse all of which the Reporting Person disclaims beneficial ownership.  Also includes 10,750 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2010, or will become, exercisable within 60 days thereafter.

(4)
According to a Schedule 13 G/A dated December 31, 2009, Tontine Overseas Associates, L.L.C. (“TOA”) owns 99,384 shares of Common Stock and serves as investment manager, and Tontine Capital Partners, L.P. (“TCP”) owns 403,389 shares of Common Stock.  The General Partner of TCP is Tontine Capital Management, L.L.C. (“TCM”).  As general partner of TCP, TCM has the power to direct the affairs of TCP, including decisions respecting the disposition of the proceeds from the sale of the shares of the Company.  Jeffrey L. Gendell is the Managing Member of TCM and TOA and in that capacity directs their operations.  Thus, Mr. Gendell may be deemed the beneficial owner of the Common Stock owned by each of TOA and TCP.

(5)
According to a Schedule 13G/A dated December 31, 2009 (“WI Schedule 13G”), Wedbush, Inc. (“WI”) owns 226,949 shares of Common Stock.  Edward W. Wedbush is the chairman of WI and owns a majority of the outstanding shares of WI and, thus, may be deemed the beneficial owner (but disclaims ownership of such shares).  According to WI Schedule 13G, Wedbush Securities (“WS”) owns 2,300 shares of Common Stock.  Edward W. Wedbush is the president of WS.  WI owns all shares of WS, and thus Mr. Wedbush may be deemed beneficial owner of the Common Stock owned by WS.  According to the WI Schedule 13G, Mr. Wedbush, in his own name, owns 172,651 shares of Common Stock.

(6)
According to a Schedule 13G dated December 31, 2009, Babson Capital Management LLC, in its capacity as investment adviser, may be deemed the beneficial owner of 415,940 shares of Common Stock, which are owned by investment advisory client(s).

The following table sets forth as of April 15, 2010, certain information concerning the ownership of Common Stock of each director, nominee, and executive officer named in the Summary Compensation Table hereof (“Named Executive Officers” or “NEOs”) and all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Shares		Stock options exercisable by May 31, 2010	Total	Percent of Outstanding Shares
David Unger	500,859	(1)	10,750	511,609	7.5%
Henry M. Mautner	295,469	(2)	10,750	306,219	4.5%
Bradley E. Mautner	251,405	(3)	10,750	262,155	3.8%
Fati A. Elgendy	28,925	(4)	18,625	47,550	*
Arnold F. Brookstone	29,526	(5)	2,500	32,026	*
Michael D. Bennett	11,364	(6)	11,500	22,864	*
Robert Maffei	15,900	(7)	5,375	21,275	*
Eugene Miller	15,000	(8)	5,500	20,500	*
Stephen B. Schwartz	14,375	(9)	2,750	17,125	*
Dennis Kessler	10,000		2,500	12,500	*
Mark A. Zorko	5,024		2,500	7,524	*
Michael J. Gade	2,000	(10)	2,500	4,500	*
All directors and executive officers as a group (18 persons)				1,301,847	19.0%
* Less than 1%.
__________________
(1)
Includes 11,847 shares held in joint tenancy with Reporting Person’s spouse, 5,923.5 of which the Reporting Person disclaims beneficial ownership.  Includes 12,454 shares owned by the Reporting Person’s spouse all of which the Reporting Person disclaims beneficial ownership.

(2)	Includes 105,780 shares held in trust, all of which the Reporting Person disclaims beneficial ownership.

(3)	Includes 200 shares held as custodian for the Reporting Person’s children, all of which the Reporting Person disclaims beneficial ownership.

(4)	Includes 28,925 shares held in joint tenancy with Reporting Person’s spouse, 14,462.5 of which the Reporting Person disclaims beneficial ownership.

(5)	Includes 29,526 shares held in a trust of which the Reporting Person is trustee.

(6)	Includes 400 shares held by Reporting Person’s spouse, of which the Reporting Person disclaims beneficial ownership.

(7)	Includes 15,900 shares held in a trust of which the Reporting Person is trustee.

(8)	Includes 15,000 shares held in a trust of which the Reporting Person is trustee.

(9)	Includes 14,375 shares held in a trust of which the Reporting Person is trustee.

(10)	Includes 2,000 shares held in joint tenancy with Reporting Person’s spouse, 1,000 of which the Reporting Person disclaims beneficial ownership.

PROPOSAL 1 - ELECTION OF DIRECTORS

Nine individuals have been nominated by the Nominating and Corporate Governance Committee for election to a one-year term at the annual meeting.  All of the nominees were previously elected by the stockholders, and all are currently serving as directors of the Company.
Name	Offices and Positions, if any, held with the Company; Age	First Became a Director of the Company or a Predecessor

David Unger	Director, Chairman of the Board and Chief Executive Officer of the Company; Age 75	1989
Henry M. Mautner	Director of the Company and Employee; Age 83	1989
Bradley E. Mautner	Director, President and Chief Operating Officer of the Company; Age 54	1995
Arnold F. Brookstone	Director of the Company; Age 80	1990
Eugene Miller	Director of the Company; Age 84	1990
Stephen B. Schwartz	Director of the Company; Age 75	1995
Dennis Kessler	Director of the Company; Age 71	1998
Michael J. Gade	Director of the Company; Age 58	2009
Mark A. Zorko	Director of the Company; Age 58	2009

Information is set forth below regarding each nominee’s principal occupations and employment during at least the past five years, the name and principal business of the organization in which such occupations and employment were carried on, other directorships held during at least the past five years, the person’s particular areas of expertise or other relevant qualifications and the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director for the Company.

David Unger has been employed by the Company and its predecessors for his entire business career, since 1958.  He became Chairman of the Board of Directors and Chief Executive Officer, (“CEO”) of the Company in 1989.  He was the President of the Company from 1994 until 2004.  Mr. Unger earned a bachelor’s degree in mechanical engineering from Northwestern University, and a master’s degree in business administration from Harvard University.  During his tenure with MFRI and its predecessors, the Company has grown from 60 employees to more than 1,500, from sales of less than $5 million to sales of more than $300 million and from a Chicago company to a global company.  Mr. Unger’s responsibilities with the Company have included project management, system and product design, debt and equity financings, merger and acquisition activities, and strategic planning and execution.

Henry M. Mautner has been employed by the Company and its predecessors for his entire business career, since 1949.  From 1989 until April 8, 2009, he served as Vice Chairman of the Company.  After his resignation as Vice Chairman of the Company, he continues in the employ of the Company and acts as a contact with customers and potential customers, maintains certain union relations, and advises the Company on corporate policy and strategy.  He earned a bachelor’s degree in mechanical engineering from the University of Illinois.  Mr. Mautner was instrumental in the Company’s entry into all of its present businesses, and has extensive knowledge of the Company’s strategies and operations.  Henry Mautner is the father of Bradley E. Mautner.

Bradley E. Mautner has been employed by the Company and its predecessors in various executive and administrative capacities since 1978, has served as President and Chief Operating Officer since December 2004, was Executive Vice President from December 2002 to December 2004, was Vice President of the Company from December 1996 through December 2002 and has been a Director of the Company since 1995.  His experience includes work in both manufacturing and mechanical contracting.  In those areas, he has experience in project management, sales management, mergers and acquisitions, analysis and procurement of all types of insurance used to manage risks and employee benefits, and strategy and business development planning and execution.  He has not served on any other public company Board in the last five years.  He has served on the Board of both private companies and a not-for-profit organization.  He earned a Bachelor of Science in Mechanical Engineering and Master of Business Administration degree from Washington University in Saint Louis.  Bradley E. Mautner is the son of Henry M. Mautner.

Arnold F. Brookstone retired in 1996 as Executive Vice-President - Chief Financial and Planning Officer of Stone Container Corporation (NYSE), a global manufacturer of paper and packaging products, having served that company in financial executive positions for more than 30 years and as Chief Financial Officer for more than 20 years.  He has served as a member of a number of corporate boards of directors, including 25 years with Donnelly Corporation (NYSE), a U.S. based global manufacturer of automotive products; with Abitibi-Consolidated, Inc. (NYSE and TSE) (now AbitibiBowater, Inc.), a Canadian based global manufacturer of pulp and paper products; a public company in Venezuela; a joint venture company based in Mexico; the U.K. operating subsidiary of a Canadian public company and a number of privately owned companies.  Mr. Brookstone has continuously served on the Company’s Board since 1990, continuously served as Audit Committee Chairman from 1990 until 2009, and has continuously served on all of the Board’s other standing committees since 1990.  Mr. Brookstone’s many years of experience in strategic planning, mergers and acquisitions, international business, banking and finance, together with his early years of CPA practice and his legal education, give him valuable insights and perspectives into MFRI’s domestic and global operations.

Eugene Miller has been Executive-in-Residence and Adjunct Professor of Florida Atlantic University for the past 24 years.  He served as Vice Chairman of the Board of Directors and Chief Financial Officer of USG Corporation, a building materials holding company, from March 1987 until his retirement from that company as of May 31, 1991.  Mr. Miller’s business experience prior to 1987 included service as Vice President of McGraw-Hill, Inc., Senior Vice President of the New York Stock Exchange, Senior Vice President of CNA Financial Corporation, CEO of Ideon Group (NYSE), as a business journalist, and as adjunct professor at the graduate schools of business of New York University and Fordham University.  During the past five years, Mr. Miller served as an independent director of several privately held companies, and prior to that time he had served on the boards of both public and private companies.  Mr. Miller has continuously served on the Company’s Board since 1990, continuously served as Chairman of the Nominating and Corporate Governance Committee and its predecessor committees from 1990 until 2009, and has continuously served on all of the Board’s other standing committees since 1990.  Mr. Miller’s fields of particular expertise include finance, strategic planning, investor and public relations, and marketing, all of which contribute to his value as an MFRI director.

Stephen B. Schwartz served as a senior vice president of IBM Corporation from 1990 until his retirement in 1992.  From 1957 to 1990, Mr. Schwartz served in various capacities for IBM Corporation, including the full range of business operations: marketing, business and product development, manufacturing, international activities, quality enhancement, restructuring, acquisitions, and business unit general management.  His responsibilities at IBM included an assignment in Japan, periods as CEO of Satellite Business Systems and General Manager of the mid range computer systems business unit.  Prior to five years ago, Mr. Schwartz served as a director of Niagara Mohawk Power, Western Digital Corporation, and Integrated Surgical Systems.  Mr. Schwartz has continuously served on the Company’s Board since 1995, continuously served as Compensation Committee Chairman from 1995 until 2009, and has continuously served on all of the Board’s other standing committees since 1995.  Mr. Schwartz’s experience across the full range of business operations, in general management, and in business abroad combine to bring a comprehensive perspective to the MFRI Board.

Dennis Kessler has been a principal with Family Business Innovations LLC since 2000, specializing in helping families overcome the challenges inherent in mixing business with family; and President of Kessler Management Consulting, LLC since February 1998.  He advises clients on conflict resolution, strategic planning, employee recruitment and retention strategies, work/life benefits and succession planning.  From 1964 to February 1998, Mr. Kessler was employed by Fel-Pro Inc., which manufactured and distributed gaskets, engine parts and industrial chemicals, and was ranked fourth on Fortune Magazine’s list of the best companies to work for.  Fel-Pro employed 3,000 people in seven countries, and its sales were approximately $500 million.  Mr. Kessler served Fel-Pro as Co-President, following service as its Vice President of Engineering, Vice President of Operations, Vice President of Original Equipment Sales, CEO for International Operations, and President of the Ventures Group of companies, including Fel-Pro Realty and Fel-Pro Chemical Products LLP.  Prior to the past five years Mr. Kessler had many years of experience as a member of public company boards, and continues to serve on the boards of civic and not-for-profit organizations including serving as President.  Mr. Kessler has continuously served on the Company’s Board since 1998, continuously served as Audit Committee Vice Chairman from 1998 until 2009, has continuously served as Lead Independent Director and Nominating and Corporate Governance Committee Chairman since 2009, and has continuously served on all of the Board’s other standing committees since 1998.  Mr. Kessler’s experience and background have enabled him to develop a deep operational and strategic understanding of the Company’s global business and work force.

Michael J. Gade is an Executive in Residence at the University of North Texas, and a Founding Partner of the Challance Group, LLP, providing corporate finance, marketing and strategic services for clients.  From 2003 to 2004, Mr. Gade was the senior executive for the southwest region of Home Depot, Inc., and from 2000 to 2003, he was Senior Vice President and Chief Marketing and Merchandising Officer of 7-Eleven, Inc.  Mr. Gade previously served as Executive Vice President of Strategic Marketing and Development of Associates First Capital Corporation, and as a Senior Partner of Coopers & Lybrand (now a part of PriceWaterhouse Coopers).  Since May 2005, Mr. Gade has served as a director of Rent-A-Center, Inc. (NASDAQ), largest rent-to-own operator in the United States, and of The Crane Group, a privately owned provider of building and manufacturing products.  He serves on the Audit and Governance Committees of the Rent-A-Center Board, and previously served on its Compensation Committee.  He serves on the Audit Committee of The Crane Group Board.  Mr. Gade has continuously served on the Company’s Board since April 2009, and has continuously served as Compensation Committee Chairman and as a member of all of the Board’s other standing committees since June 2009.  Mr. Gade’s experience in finance and marketing, as an educator, and as a director and board committee member of other companies brings valuable qualifications to his service as an MFRI Board member.

Mark A. Zorko is the Chief Financial Officer and Secretary for Del Global Technologies Corp., a medical imaging manufacturing company, a position he has held since September 2006.  From 2000 to 2010, he was a CFO Partner at Tatum, LLC, a professional services firm where he has held CFO positions with public and private client companies.  Mr. Zorko is not currently a director of any publicly traded company other than MFRI.  However, during the past five years he was a director of Guardian Technologies International, Inc., a provider of imaging software for homeland security and healthcare applications, and of Software International Inc., a provider of application development and information technology consulting services.  Mr. Zorko is presently a member of the audit committee of Opportunity International, a microfinance bank, and a member of the finance committee for the Alexian Brothers Health System.  He is a Certified Public Accountant.  Mr. Zorko has continuously served on the Company’s Board and Audit Committee since April 2009, and has continuously served as Audit Committee Chairman and as a member of all of the Board’s other standing committees since June 2009.  Mr. Zorko has extensive experience with international operations, mergers and acquisitions, information technology and financing, which has enabled him to develop a deep operational understanding of our global businesses.

PROPOSAL 2 – APPROVAL OF 2009 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

The Board of Directors believes that ownership of the Company’s shares is important to help align the director’s interests with those of the Company’s stockholders.  A director stock option plan has been an integral part of the Company’s approach to incentive compensation for its non-employee directors.  Accordingly, the Board of Directors on June 23, 2009 adopted a stock option plan designated as the “2009 Non-Employee Directors Stock Option Plan” (the “2009 Directors Plan”) which is intended to replace the 2001 Independent Directors Stock Option Plan (the “2001 Directors Plan”) pursuant to which no additional shares are available.  Each director of the Company who is not an employee of the Company or any subsidiary of the Company participates in the 2009 Directors Plan.  The Board of Directors believes that a stock plan is important not only to attract non-employee directors of high caliber and outstanding capabilities but also to further enhance the long-term mutuality of interest between the Company’s non-employee directors and stockholders.

The following summary description of the 2009 Directors Plan is qualified in its entirety by reference to the full text of the 2009 Directors Plan that is attached to this Proxy Statement as Appendix A.

Terms of the Awards; Shares Available

Options are granted under the 2009 Directors Plan as follows: (i) an option to purchase 10,000 shares of the Company’s common stock is granted automatically upon a non-employee director’s first election as a director of the Company; (ii) an option is granted automatically to non-employee directors upon each date such non-employee director is re-elected as a director of the Company, commencing with the annual meeting for the year 2009 to purchase the greater of (x) 1,000 shares of the Company’s common stock or (y) the number of shares subject to options granted generally to the Company’s Tier 2 Managers (or comparable group of managers, as determined by the Board of Directors) on such date or, if no options were granted generally on such date, to such group, as of the most recent date options were granted to such group; and (iii) the Board of Directors shall have the discretion to make additional option grants to non-employee directors from time to time as the Board of Directors deems necessary or desirable.  Authority to grant such options expires on May 30, 2019.  Options granted under the 2009 Directors Plan are not intended to be “incentive stock options.”  The aggregate number of shares which may be sold by the Company pursuant to the 2009 Directors Plan may not exceed 100,000; provided, however, that on May 1, 2010 and each May 1 thereafter until May 1, 2019, the aggregate number of shares that may be sold pursuant to awards made pursuant to the 2009 Directors Plan will be increased by the number equal to 0.35% of the aggregate number of shares of common stock outstanding as of the last day of the most recently ended fiscal year of the Company.

Options granted under the 2009 Directors Plan will expire approximately, but not more than, ten years from the date of the grant, and the purchase price per share to be specified in each option will be the fair market value of a share of the Company’s common stock on the date the option is granted.  Options granted under the 2009 Directors Plan are not transferable other than by will or the laws of descent and distribution.  The 2009 Directors Plan permits payment to the Company upon the exercise of stock options granted under the 2009 Directors Plan to be made in cash or in common stock of the Company or a combination thereof.  Each share of common stock received by the Company in payment of the purchase price specified in a stock option will be valued at its fair market value on the date of exercise.

The exercise of options may be subject to such terms and conditions not inconsistent with the 2009 Directors Plan as the Company may specify in granting or amending such options or rights and such terms and conditions may differ from the terms and conditions described herein.  Upon the exercise of any option, the Company may deliver either treasury shares or authorized but previously unissued shares.  If any option, or any portion of any option, under the 2009 Directors Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or cancelled as to any shares, such shares shall thereafter be available for further grants under the 2009 Directors Plan.

Options will vest in four equal annual cumulative installments, with the first installment vesting approximately one year after the date of grant.  All installments vest in the event there is a change in control of the Company.  Options may not be exercised until they vest.  In addition, options that have vested may be exercised by an optionee after the date he ceases to be a director of the Company until the expiration date of the option, except that any options that have not been exercised at the time an optionee ceases to be a director because he was removed for cause will terminate on the date of such removal.  An optionee’s estate or an optionee may exercise an option that has not vested after death or permanent disability until the expiration date of the option.

The Board of Directors may in its discretion prescribe such provisions and interpretations not inconsistent with the 2009 Directors Plan as it deems necessary or desirable for the implementation of the 2009 Directors Plan.  The Board of Directors may amend the 2009 Directors Plan without stockholder approval, except any amendment that would (i) materially increase the benefits accruing to participants under the 2009 Directors Plan, (ii) materially increase the number of shares which may be issued under the 2009 Directors Plan, (iii) materially expand the class of participants eligible to participate in the 2009 Directors Plan, or (iv) expand the types of options or awards provided under the 2009 Directors Plan, must be approved by a vote of the stockholders of the Company.

At any time when an optionee must pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an option, the optionee may satisfy this obligation by electing (“Election”) to have the Company withhold shares of common stock having a value equal to the amount required to be withheld.  The value of the shares to be withheld is based on the fair market value of such shares on the date that the amount of tax to be withheld is determined (“Tax Date”).  Each Election must be made prior to the Tax Date.  The Board of Directors may disapprove of any Election or may suspend or terminate the right to make Elections.  An Election is irrevocable.

Capital Adjustments

In the event of a stock dividend, stock split, or combination of other reduction in the number of issued shares of common stock of the Company, under the 2009 Directors Plan, the Board of Directors must make such adjustments in the number of unpurchased shares subject to the 2009 Directors Plan, the number of shares subject to options outstanding under the 2009 Directors Plan and the exercise price specified in options outstanding under the 2009 Directors Plan as it determines to be appropriate and equitable.  In the event of a merger, consolidation, reorganization or dissolution of the Company, or the sale or exchange of substantially all of the Company’s assets, (i) the rights under options outstanding under the 2009 Directors Plan will terminate, except to the extent and subject to such adjustments as may be provided by the Board of Directors or by the terms of the plan or agreement of merger, consolidation, reorganization, dissolution or sale or exchange of such assets, and (ii) the Company must notify the holders of outstanding options of such event at least 30 days prior to the effective date of such event.

Certain Federal Income Tax Consequences

Upon the grant of an option under the 2009 Directors Plan, an optionee will not realize taxable income for federal income tax purposes.  Upon the exercise of an option granted under the 2009 Directors Plan, the optionee will realize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the stock acquired, determined at the time of exercise, over the option price.  The Company will be entitled to a federal income tax deduction to the extent the optionee realizes compensation taxable as ordinary income for federal income tax purposes.

The Company recognizes expense, based on the grant date fair value of the option, on a straight-line basis over the four-year vesting period of the option.  The fair value of each option award is estimated on the date of grant using the Black-Scholes Merton option-pricing model.

New Plan Benefits

We currently have six non-employee directors who participate in the 2009 Directors Plan.  The following table reflects option awards granted to our non-employee directors pursuant to our 2009 Directors Plan in fiscal year 2009.  The table does not include (i) dollar values for the awards because they are presently not determinable or (ii) any options granted to directors under the 2001 Directors Plan.  As of May 10, 2010, the closing price per share of our common stock was $6.73.  If the 2009 Directors Plan is not approved by the stockholders, the options granted pursuant to the 2009 Directors Plan will be null and void and no future options will be granted under the 2009 Directors Plan.

2009 Non-Employee Directors Stock Option Plan

Name and Position	Number of Option Shares
Dennis Kessler	2,500
Arnold F. Brookstone	2,500
Eugene Miller	2,500
Stephen B. Schwartz	2,500
Michael J. Gade	2,500
Mark A. Zorko	2,500
Non-Employee Director Group	15,000

Vote Required

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote for this proposal at the Annual Meeting is required to approve the 2009 Directors Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 2009 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s principal independent registered public accounting firm for the year ending January 31, 2011, and the Board of Directors and the Audit Committee recommend that the stockholders ratify this appointment.

While the Audit Committee is responsible for the appointment, discharge, compensation and oversight of the independent registered public accounting firm, the Company is requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of Grant Thornton.  If the stockholders fail to ratify the appointment, the Audit Committee will consider the appointment of other independent registered public accounting firms, and may retain Grant Thornton or another firm without re-submitting the matter to the stockholders.  Even if the appointment is ratified, the Audit Committee may, at its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Director Independence

The Company’s Board of Directors consists of nine directors, each of whom is being nominated for re-election at the annual meeting.  The Board of Directors has determined that six of the directors are “independent directors” within the meaning of the Nasdaq Stock Market rules.  The other three directors, David Unger, Henry M. Mautner and Bradley E. Mautner, are employees of the Company and do not meet the definition of “independent” under the Nasdaq Stock Market rules.

Board of Directors’ Meetings and Committees

The Board of Directors held five meetings during 2009.  The Board of Directors has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee.

Audit Committee

The Audit Committee consists of Mark A. Zorko (Chairman), Arnold F. Brookstone (Deputy Chairman), Dennis Kessler, Eugene Miller, Michael J. Gade, and Stephen B. Schwartz.  The Board of Directors has determined that all members of the Audit Committee are “independent” as that term is defined in the Nasdaq Stock Market rules.  The Board of Directors has also determined that four of the members of the Audit Committee, Mr. Zorko, Mr. Brookstone, Mr. Gade and Mr. Miller qualify as “audit committee financial experts” as defined in Item 407(d) of Regulation S-K.  During 2009, the Audit Committee held five meetings.

The Board of Directors has adopted and approved a charter for the Audit Committee.  Under the charter, the Audit Committee’s responsibilities include, among other things:
•	Selecting and discharging of the independent auditors and approving the compensation of the independent auditors;
•
Reviewing independence with the independent auditors periodically, no less frequently than annually, including confirmation that no prohibited services were provided by the independent auditors or their affiliates, and obtaining on an annual basis written confirmation of the independence of the independent auditors;

•	Considering the results of the review of the interim financial statements by the independent auditors;
•	Reviewing the Company’s compliance with applicable accounting and financial reporting rules;
•
Considering and reviewing with management and with the independent auditors the adequacy of the Company’s internal controls, including information system controls, security, and compliance with Sarbanes Oxley Section 404;

•	Considering, in consultation with the independent auditors, the audit scope and plan of the independent auditors;
•	Reviewing with management and the independent auditors the results of annual audits and related matters;
•	Considering the results of the review of the interim financial statements by the independent auditors and discussing the results with the Company’s chief financial officer and independent auditors;
•	Reviewing with the independent auditors any impending changes in accounting and financial reporting rules and the expected impact of such changes on the Company; and
•	Conducting or authorizing investigations into any matters within the Audit Committee’s scope of responsibilities.

A copy of the Committee’s charter is available at www.mfri.com under: corporate governance.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Dennis Kessler (Chairman and Lead Independent Director), Eugene Miller (Deputy Chairman), Arnold F. Brookstone, Stephen B. Schwartz, Michael J. Gade, and Mark A. Zorko.  Four meetings were held in 2009.  The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are “independent” as that term is defined under the Nasdaq Stock Market rules.

The Board of Directors of the Company adopted a Nominating and Corporate Governance Committee Charter in 2010, which is available at www.mfri.com under: corporate governance.

Management Succession
The Nominating and Corporate Governance Committee oversees the CEO succession planning process, and reviews and approves other management succession plans to ensure continuity in other senior management positions, during reviews that occur at least annually.

Nominating Process and Stockholder Recommendations

The Nominating and Corporate Governance Committee identifies the attributes of the Board’s incumbent members believed to contribute to the work of the Board and its committees, including leadership, accomplishments, experience, skills, diversity, integrity and commitment to Board duties.  When a position on the Board of Directors becomes vacant, or if the number of the members of the Board of Directors is being increased, the Nominating and Corporate Governance Committee will review these attributes of the incumbent members and determine the attributes that, if possessed by the new board member, would likely result in a significant contribution to the Board of Directors.  People recommended to the Nominating and Corporate Governance Committee for consideration as nominees for vacant or new Board positions will then be evaluated with respect to the attributes determined by the Nominating and Corporate Governance Committee to be optimal for the vacant or new position.  Following the evaluation, which may include interviews or such other procedures the Nominating and Corporate Governance Committee deems advisable, the Nominating and Corporate Governance Committee will make a recommendation to the Board regarding a candidate either to be nominated for election at the next annual meeting of stockholders or appointed by the Board between such meetings.  Diversity is understood by the Committee and the Board as involving point of view and experience, and search for such diversity is an integral part of the needs evaluation and candidate evaluation processes described immediately above.

Recommendations for potential nominees may come from many sources, including members of the Board, executive officers, stockholders, self-recommendations, members of the communities the Company serves, or search firms.  All persons recommended to the Board or the Nominating and Corporate Governance Committee for a vacant or new Board position will be given equal consideration regardless of the source of the recommendation.

Any stockholder wishing to make a recommendation for a person to be considered by the Nominating and Corporate Governance Committee pursuant to the process described above as a potential nominee to the Board of Directors should refer to “Stockholder Proposals and Nominations for 2011 Annual Meeting” for a discussion of the procedures that stockholders are required to follow in order to submit nominees for consideration by the Nominating and Corporate Governance Committee.

Compensation Committee

The Compensation Committee consists of Michael J. Gade (Chairman), Stephen B. Schwartz (Deputy Chairman), Dennis Kessler, Arnold F. Brookstone, Eugene Miller, and Mark A. Zorko.  The Board of Directors has determined that all members of the Compensation Committee are “independent” as that term is defined under the Nasdaq Stock Market rules.

The Compensation Committee
•	Assists the Board in among other things: overseeing the Company's compensation, equity plans and benefits strategies.
•	Determines appropriate compensation for the Chairman/CEO and reviews the compensation of the President/COO, who together are considered Tier I Executive Officers, and recommends approval to the Board.
•
Reviews the compensation of the Company’s Corporate Executive Officers (other than the Chairman/CEO and President/COO) and Divisional Presidents, who together are considered Tier II Executive Officers, and recommends approval to the Board.

•	Recommends Board of Director compensation.
•	Reviews and approves with Executive Officers the Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s proxy statement or Form 10-K.

In discharging its role, the Compensation Committee is empowered to investigate any compensation matter brought to its attention with access to all records and personnel of the Company.  The Compensation Committee has the authority to retain and terminate outside counsel (which may be the Company’s regular outside counsel or another counsel), compensation consultants or other experts, and will receive adequate funding from the Company to engage such advisors.  The Compensation Committee has sole authority to retain, compensate, terminate, and oversee the compensation consultants they retain and who report to the Compensation Committee.

The Compensation Committee has delegated to the Company’s Vice President Human Resources the authority to operate, manage and administer all executive compensation, equity based compensation plans and benefit plans, but not to do any of the following: grant waivers of plan terms, conditions, restrictions and limitations, accelerate vesting or exercise of an award, establish new kinds of awards, establish or modify performance goals, or certify the attainment of performance goals.

The Compensation Committee held four meetings during 2009.

The Board of Directors of the Company adopted a Compensation Committee Charter in 2010, which is available at www.mfri.com under: corporate governance.

Board and Company Leadership

The Board believes it should remain free to structure the leadership of the Board and the Company in the manner that best serves the Company’s interests at a given time, and, accordingly, has no fixed policy with respect to combining or separating the offices of Chairman and CEO.  The Board believes that combining those offices in David Unger is appropriate at this time due to the depth, breadth, and long MFRI history that Mr. Unger possesses.  During 2009, the Board determined that, if the Chairman is not an Independent Director, a Lead Independent Director should be selected by the Independent Directors and should serve as the chair of the Nominating and Corporate Governance Committee and, as David Unger serves as both Chairman and CEO, the Independent Directors elected Mr. Dennis Kessler Lead Independent Director.

The Board’s Oversight of Risk

The Board is responsible for overseeing the major risks facing the Company and reviewing management’s proposals for their mitigation.  It reviews and discusses significant financial and nonfinancial risk exposures and the steps management has taken to monitor, control, and report such exposures.  In performing its oversight responsibilities, the Board periodically discusses with management the Company’s policies with respect to risk assessment and risk management including risks inherent in proposals for which the Board’s approval is sought.  The Audit Committee and Compensation Committee report to the Board regularly on matters relating to the specific areas of risk the committees oversee.  Throughout the year, the Board and certain of its committees receive regular reports from management regarding major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures.  In addition, throughout the year, the Board and the relevant committees dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail.  Additionally, management routinely assesses significant risks inherent to the business.

Indemnification

The Company has entered into indemnification agreements with each person who is currently a member of the Board of Directors of the Company and expects to enter into such agreements with persons who may in the future become directors of the Company.  The Company has also entered into indemnification agreements with each of its executive officers.  In general, such agreements provide for indemnification against any and all expenses incurred in connection with, as well as any and all judgments, fines, and amounts paid in settlement resulting from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such director or executive officer is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

Board and Stockholder Meeting Attendance

The Company expects Board members to attend all meetings of the Board, of Board committees of which they are a member, and the annual meeting of the Company’s stockholders.  During 2009, all directors attended at least 75% of the meetings of the board and each of the committees of which they were members.  All of the Company’s directors attended the Company’s annual meeting of stockholders held in June 2009.

Code of Conduct

The Company has adopted a Code of Conduct, which is applicable to all employees of the Company, including the Chief Executive Officer and Chief Financial Officer, and to the Company’s Board of Directors.  The Code of Conduct is publicly available on the Company’s website at www.mfri.com under: corporate governance.

Rights Agreement

On September 15, 1999 the Company adopted and on September 15, 2009 it amended and extended through September 15, 2019 a Rights Agreement pursuant to which stockholders own Rights which become exercisable if any person acquires or by tender offer attempts to acquire 15% or more of the Company's outstanding Common Stock without approval by a majority of the Board of Directors of the Company.

The Rights approved by the Board are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of a coercive attempt by an acquirer to take over the Company, in a manner or on terms not approved by the Board of Directors.  Takeover attempts frequently include coercive tactics to deprive the Company's Board of Directors and its stockholders of any real opportunity to determine the destiny of the Company.  The Rights have been declared by the Board in order to deter such tactics, including a gradual accumulation of shares in the open market of a 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally.  These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their stock.

The Rights may be redeemed by the Company at $0.01 per Right within 10 business days (or such later date as may be determined by a majority of the Board of Directors) after the accumulation of 15% or more of the Company's stock by a single acquirer or group.  Similarly, the Rights will terminate upon the closing of an acquisition approved by the Board of Directors.

The issuance of the Rights themselves has no dilutive effect, will not affect reported earnings per share, and should not be taxable to the Company or to its stockholders.  The Company's Board of Directors believes that the Rights represent a reasonable means of addressing the complex issues of corporate policy created by corporate takeovers.

However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed coercive and undesirable by the Board of Directors.  The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company's Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

A copy of the Rights Agreement and the Amendment, including the form of Rights Certificate and the Summary of Rights were attached to reports on Form 8-K filed on September 15, 1999 and Amendment No. 1 to Form 8-A filed on September 17, 2009.  A copy of the Rights Agreement and the Amendment is available to stockholders free of charge from the Company.

Stockholder Communication with the Board of Directors

Stockholders may communicate with the Board by submitting their communications in writing, addressed to the Board as a whole or, at the election of the stockholder, to one or more specific directors, in care of the Secretary of the Company, to:  Corporate Secretary, MFRI, Inc., 7720 N. Lehigh Avenue, Niles, Illinois 60714.  Stockholders also have the opportunity to communicate with Board members at the annual meeting.

The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters.  Stockholders who wish to submit a complaint under these procedures should submit the complaint in writing to:  Ethics Compliance Officer, MFRI, Inc., 7720 N. Lehigh Avenue, Niles, Illinois 60714.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board of Directors in its oversight of the integrity of MFRI’s financial reporting.  In particular, the Audit Committee reviews the independence, qualifications and performance of MFRI’s independent registered public accounting firm.  Included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2010 are the consolidated balance sheets of the Company and its subsidiaries as of January 31, 2010 and 2009 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years ended January 31, 2010, 2009 and 2008.  The balance sheets and statements are the subject of a report by Grant Thornton LLP who has been engaged since December 2004 as the Company’s independent auditors.  Subject to stockholder ratification, the Audit Committee will appoint independent auditors for the year ending January 31, 2011 at a meeting to be held after the 2010 annual meeting of stockholders.  The Committee recommends the ratification of the appointment of Grant Thornton.

The Audit Committee reviewed and discussed the Audited Financial Statements with the Company’s management and with the independent registered public accounting firm prior to publication and filing.  The Audit Committee has discussed with the independent registered public accounting firm, among other matters, the matters required to be discussed by Statement of Auditing Standards No. 61.  The Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1, and it has discussed with the independent registered public accounting firm their independence with respect to the Company.  The Audit Committee also discussed, with management and separately with Grant Thornton, in executive sessions their evaluations of MFRI’s internal control over financial reporting and the overall quality of MFRI’s financial reporting.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2010, for filing with the Securities and Exchange Commission (“SEC”).

This Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be soliciting material or deemed filed under any such acts.

Mark A. Zorko, Chairman
Arnold F. Brookstone, Deputy Chairman
Dennis Kessler
Eugene Miller
Stephen B. Schwartz
Michael J. Gade

Members of the Audit Committee

COMPENSATION DISCUSSION AND ANALYSIS

The following discusses the material principles underlying the Company’s compensation policies for its Named Executive Officers and its Management Committee (consisting of the CEO, President (also referred to by the Company as Tier I executive officers), Chief Financial Officer, Vice President Human Resources, and Segment Presidents (Tier II executive officers)), including both the separate elements of executive compensation and executive compensation as a whole.  The specific amounts paid or payable to the NEOs are disclosed in the tables and narrative in the section of this proxy statement titled “Executive Compensation”.  The following discussion cross-references those specific tables and narrative disclosures where appropriate.

Compensation Philosophy and Objectives:

The Compensation Committee
•	Assists the Board in overseeing the Company's compensation, equity plans and benefits strategies.
•	Determines appropriate compensation for the Chairman/CEO and reviews the compensation of the President/COO, who together are considered Tier I Executive Officers, and recommends approval to the Board.
•
Reviews the compensation of the Company’s Corporate Executive Officers (other than the Chairman/CEO and President/COO) and Divisional Presidents, who together are considered Tier II Executive Officers, and recommends approval to the Board.

•	Recommends Board of Director compensation.
•	Reviews and approves with Executive Officers the CD&A to be included in the Company’s proxy statement or Form 10-K.

The Company’s compensation program is designed to attract, motivate and retain talented individuals that MFRI needs to achieve business success, and to reward performance.  The program reflects the following philosophy and objectives:

The interests of MFRI employees and stockholders should be aligned. We believe that MFRI employees should act in the interests of MFRI stockholders; Executive Officer compensation includes equity compensation in the form of stock options to encourage such action.

Compensation should be related to performance.  Executive Officer compensation should vary based on objectively measurable performance of the Company or of the business unit of which the Executive Officer is a part.

Incentive compensation should be a greater part of total compensation for employees with more senior positions.  The proportion of an employee’s total compensation that varies based on performance should increase as the employee’s business responsibilities increase.

Compensation should balance long-term and short-term goals.  The Company’s incentive compensation plans reward short-term performance through cash compensation based on one year’s financial performance.  Employee stock options are designed to increase in value with the Company’s long-term financial performance, and outstanding options vest over a four-year period.

Periodic review:

The Compensation Committee periodically reviews and approves the Company’s executive compensation and benefit strategy and principles to ensure that they are aligned with the Company’s business strategy and objectives, shareholder interests, desired behaviors and corporate culture; and annually assure that actual implemented plans are consistent with compensation strategy.  Compensation plans in place during 2009 were as described in the following discussion.

Benchmarking:

The Company uses compensation information that becomes available when recruiting employees at all levels of the organization, and on other occasions, to attempt to ensure that total compensation is competitive and fair.  The Company has reviewed executive compensation benchmark data, and has found no discrepancies in base compensation for Company executives compared to executives in similar roles.

Elements of compensation:

The Company’s compensation program for NEOs and other Executive Officers is comprised of salary, annual cash incentive compensation, stock options, non-qualified deferred compensation, and other benefits and perquisites.

Salary:

Base salary is paid to all the Company’s salaried employees, including Executive Officers, to provide a degree of financial certainty.  Competitive base salaries are intended to attract talented employees by providing a fixed portion of compensation on which employees can rely.  Salary level for each employee other than members of the

Management Committee is ordinarily reviewed annually by his or her manager with the approval of and under the oversight of that manager’s manager.  However, the Company’s practice has been to review Management Committee salaries every two years, taking a somewhat longer view of those salaries than of salaries of other employees.  The CEO, following consultation with the President, the Chief Financial Officer and the Vice President of Human Resources, recommends to the Compensation Committee base salary changes for the Management Committee.  The most recent increase in Management Committee base salaries was in mid-2008, with a half-year effect on 2008 salaries and a full year effect in 2009.

Incentive Compensation:

Annual cash incentive compensation for Executive Officers is intended to reflect the Company’s belief that a significant portion of each Executive Officer’s potential compensation should be contingent on the performance of the Company or of the business unit of which the Executive Officer is a part.  Incentive compensation formulas remain in place over many years.  To align Executive Officer interests with the Company’s interests, incentive compensation formulas are not limited to minimum or maximum amounts earned.  Executive Officers of the parent company earn incentive compensation based upon defined percentages ranging from 0.5% to 2% from the first dollar of the Company’s consolidated income before income taxes and before corporate profit-based incentive compensation.  Executive Officers in more senior positions have a higher defined percentage than those in less senior positions.  In the year 2000, the Board of Directors amended the incentive compensation formulas for parent company Executive Officers to provide for doubling of the defined percentage for earnings in excess of those earned during the year ended January 31, 1998, $4,584,000, to provide additional compensation for growth in the Company’s earnings.  Executive Officers of the Company’s business units generally earn incentive compensation based upon defined percentages of the business unit’s income from operations before allocated corporate expenses to the extent, such income exceeds six percent of business unit sales, or based upon improvement in the business unit’s income from operations.  The incentive compensation amounts for the NEOs are disclosed in Table 1 column g.

Stock Options:

Historically, the Company’s exclusive form of long-term compensation has been stock options with option price equal to market value (average of the highest price and lowest price) on the option grant date.  Stock option grants provide a direct link to shareholder value as they only have value when stock price exceeds the option price.  The Company’s practice of granting such stock options with a ten-year life and graduated vesting on each of the first four grant anniversary dates encourages retention of the stock option recipients.  The CEO, following consultation with the members of the Management Committee, recommends stock option grants to the Compensation Committee, generally at the Compensation Committee’s meeting preceding the recommended grant date, but never later than its meeting on the recommended grant date.  The Compensation Committee makes the final determination of grants.  On occasion, the Company has granted stock options to a new hire effective on the individual’s date of hire.

The total number of shares to grant on each grant date is determined subjectively, and is intended to provide significant performance and retention incentive to stock option recipients, while maintaining capacity to grant additional stock options in future years and avoiding excessive potential stockholder dilution upon stock option exercise.  Allocation of the total shares granted among more senior executives, less senior executives, and other key employees of the Company is also a subjective process, which is an important part of the CEO’s consultation with the Management Committee members.

The Company has never backdated stock option grants, has not attempted to time stock option grants in coordination with announcement of material nonpublic information, has not timed its release of material non-public information to affect the value of executive compensation, and has no plan to practice such timing.  The general practice of annual stock option grants that has been in effect since May 1995 was approved by the Compensation Committee, upon recommendation by the CEO.

Non-Qualified Deferred Compensation:

In 1997, the Company instituted a non-qualified deferred compensation plan for its Executive Officers and certain key employees whose participation in the Company’s 401(k) retirement plan is restricted by federal limits, to provide those executives with financial security after their employment has terminated by retirement or after long service.  Company deferred compensation contributions are fully vested at all times for terminations that result from death, disability or retirement, and vest 20% per year from years six through ten of the participant’s service for terminations for any other reason.  Participant elective deferrals are fully vested at all times.

Other Benefits and Perquisites:

The executive officers participate in the benefit plans that are available generally to all salaried employees of the Company in the United States, including group medical insurance, life insurance, paid vacation, accidental death and dismemberment insurance and long-term disability insurance plans.  These benefits provide financial security and peace of mind for employees and executives and are seen as a standard part of basic employee benefits.  The cost of country club membership is reimbursed for Mr. Unger and Mr. Bradley Mautner.  All the NEOs except for Mr. Bennett are furnished with a company automobile, for which NEOs reimburse the Company a fixed amount toward personal use; personal use beyond the amount reimbursed to the Company is shown as compensation in the accompanying compensation tables.

Compensation Policies and Risk:

The Company does not believe that risks arising from the registrant’s compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

Tax Deductibility of Pay:

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of the NEOs employed by the Company on the last day of the fiscal year.  There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements.  While the Committee considers the tax impact of Section 162(m), the Committee has determined that it is appropriate to maintain flexibility in compensating NEOs in a manner intended to promote varying corporate goals, recognizing that certain amounts paid to NEOs in excess of $1,000,000 may not be deductible under Section 162(m).  For 2009, all compensation paid to NEOs was deductible for federal income tax purposes.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or Exchange Act.

The Compensation Committee, comprised of independent directors, reviewed and discussed the above CD&A with the Company’s management.  Based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in the Company’s Proxy Statement for its 2010 Annual Meeting of Stockholders.

No compensation consultant was involved during 2009 in determining or recommending the amount or form of executive and director compensation (other than in a role limited to consulting on any broad-based plan that does not discriminate in scope, terms, or operation, in favor of executive officers or directors of the registrant, and that is available generally to all salaried employees).

Michael J. Gade, Chairman
Stephen B. Schwartz, Deputy Chairman
Dennis Kessler
Arnold F. Brookstone
Eugene Miller
Mark A. Zorko
Members of the Compensation Committee

EXECUTIVE COMPENSATION

The following table shows the total compensation earned by the Company’s CEO, Chief Financial Officer, and the three most highly paid executive officers other than the CEO and Chief Financial Officer for the fiscal years ended January 31, 2010, 2009 and 2008 for services rendered in all capacities to the Company and its subsidiaries.

The NEOs were not entitled to receive payments that would be characterized as “Bonus” or “Stock Award” payments as defined by the SEC, for the years ended January 31, 2010, 2009 and 2008.  Annual incentive compensation earned is shown under column (g), “Non-Equity Incentive Plan Compensation.”

Summary Compensation Table

TABLE 1 Name and Principal Position (a)	Year (b)	Salary ($) (c)	Option Awards ($) (f) (1)	Non-Equity Incentive Plan Compensation ($) (g) (2)	Change in Nonqualified Deferred Compensation Earnings ($) (h) (3)	All Other Compensation ($) (i) (4)	Total ($) (j)
David Unger Chairman and Chief Executive Officer	2009 2008 2007	$305,141 282,500 275,000	$20,372 47,998 73,802	$140,333 267,020 12,109	$0 0 0	$51,719 100,725 40,299	$517,565 698,243 401,210
Michael D. Bennett Vice President and Chief Financial Officer	2009 2008 2007	202,500 197,500 192,500	20,372 47,998 73,802	70,167 133,510 6,055	54,396 (44,038) 13,231	8,870 8,446 7,494	356,305 343,416 293,082
Fati Elgendy Vice President, President Perma-Pipe, Inc.	2009 2008 2007	212,500 202,500 192,500	20,372 47,998 73,802	943,418 934,524 303,248	116,726 (78,525) 90,885	17,038 17,466 17,869	1,310,054 1,123,963 678,304
Robert A. Maffei Vice President Perma-Pipe, Inc.	2009 2008 2007	135,000 135,000 120,000	10,186 23,999 36,901	567,536 549,720 182,479	86,358 (152,754) 12,286	13,288 7,833 12,659	812,368 563,798 364,325
Bradley E. Mautner President and Chief Operating Officer	2009 2008 2007	290,000 270,000 250,000	20,372 47,998 73,802	140,333 267,020 6,055	84,068 (72,923) 37,150	31,964 30,376 45,338	566,737 542,471 412,345

(1)
The amounts in column (f) represent the dollar amounts for the years shown of the aggregate grant date fair value of stock options granted in those years in accordance with SEC rules.  These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the NEOs.  For information on the valuation assumptions, refer to Note 9 – Stock Options in the MFRI, Inc. financial statements filed with the Annual Report on Form 10-K for the respective year-end.  See the Grants of Plan-Based Awards table for information on stock options awarded in 2009.

(2)	See Table 3 for additional disclosure.

(3)	The amounts in column (h) are presented in more detail in Table 7 columns (b) and (c).

(4)	Details of the amounts presented in Table 1 column (i) All Other Compensation are as follows:

TABLE 2 Name (a)	Year	Medical Payments and Premiums for Individually Selected Insurance Policies (including Income Tax Gross-Up in 2007 and 2008 but not 2009) (b)	Club Dues and Fees (c)	Personal Use of Company Provided Automobile (d)	401(k) Contribution (e)	Life Insurance Premiums (f)	Total All Other Compensation (g)
David Unger	2009 2008 2007	$36,637 81,957 19,996	$5,745 6,780 8,300	$569 3,807 3,781	$7,532 6,945 6,986	$1,236 1,236 1,236	$51,719 100,725 40,299
Michael D. Bennett	2009 2008 2007	0 0 0	0 0 0	0 0 0	6,075 5,925 4,973	2,795 2,521 2,521	8,870 8,446 7,494
Fati A. Elgendy	2009 2008 2007	0 0 0	0 0 0	6,810 7,742 8,185	7,350 6,950 6,910	2,878 2,774 2,774	17,038 17,466 17,869
Robert A. Maffei	2009 2008 2007	0 0 0	0 0 0	5,696 0 6,740	6,404 6,938 5,145	1,188 895 774	13,288 7,833 12,659
Bradley E. Mautner	2009 2008 2007	0 0 0	24,200 22,962 28,252	0 0 7,776	7,350 7,000 6,896	414 414 2,414	31,964 30,376 45,338

Grants of Plan-Based Awards

Amounts in Table 1 column Non-Equity Incentive Plan Compensation represent the following:

TABLE 3 Name (a)	Grant Date (b)	Estimated Future Payouts under Non-Equity Incentive Plan Awards
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)
David Unger	2/1/09		$140,333
Michael D. Bennett	2/1/09		70,167
Fati A. Elgendy	2/1/09		943,418
Robert A. Maffei	2/1/09		567,536
Bradley E. Mautner	2/1/09		140,333

The following table provides information about option awards granted to the NEOs in 2009:

Name	Grant Date	Option Award (j)	Exercise Price of Option Award (k)	Grant Date Fair Value of Option Awards (l)
David Unger	6/23/09	5,000	$6.885	$20,372
Michael D. Bennett	6/23/09	5,000	6.885	20,372
Fati A. Elgendy	6/23/09	5,000	6.885	20,372
Robert A. Maffei	6/23/09	2,500	6.885	10,186
Bradley E. Mautner	6/23/09	5,000	6.885	20,372

A substantial portion of the total compensation reported in the Summary Compensation Table above is paid to the NEOs pursuant to the terms of their compensation plans described below maintained by the Company.

All the Company’s NEOs are employed at will, except for Fati A. Elgendy, whose employment agreement is described below, and are eligible for employee benefits available to the Company’s other salaried employees in the United States of America, including group medical insurance, group life insurance, Company-funded short-term disability benefits, group long-term-disability insurance, and a 401(k) retirement plan.  The only amounts payable to a NEO, except for Mr. Elgendy, upon employment termination are amounts vested under the Company’s Nonqualified Deferred Compensation Plan, pro-rated amounts earned for a partial year under the NEO’s Non-Equity Incentive formula, and amounts required by law.

Compensation Plans for NEOs as of January 31, 2010

David Unger.  In addition to Mr. Unger’s annual base salary, he earns incentive compensation calculated as a defined percentage of the Company’s consolidated income before income taxes and before corporate profit-based incentive compensation.  The Company makes available to Mr. Unger an annual amount to pay premiums for certain insurance policies for Mr. Unger and his wife currently or in later years, reimburses his and his wife’s medical expenses, and, until 2009, paid him an annual allowance for income tax gross-up on such insurance premiums and medical insurance payments.  Beginning in 2009, no allowance for income tax gross-up was paid to Mr. Unger.  Mr. Unger is reimbursed for a club membership, and is provided a company automobile.  Mr. Unger is granted stock options as approved by the Compensation Committee from time to time.

Michael D. Bennett.  In addition to Mr. Bennett’s annual base salary, he earns incentive compensation calculated as a defined percentage of the Company’s consolidated income before income taxes and before corporate profit-based incentive compensation.  Mr. Bennett is credited with nonqualified deferred compensation and is granted stock options as approved by the Compensation Committee from time to time.

Fati A. Elgendy.  On November 12, 2007, the Company and Mr. Elgendy entered into an employment agreement to confirm Mr. Elgendy’s employment arrangement with the Company (“Employment Agreement”).  For details, refer to Exhibit 10(j) filed with the Company’s Form 10- K on April 19, 2009.  In addition to Mr. Elgendy’s annual base salary under the Employment Agreement, he earns incentive compensation calculated as a defined percentage of the Perma-Pipe Incentive Earnings, which is the business unit’s income from operations before allocated corporate expenses; to the extent such income exceeds six percent of business unit sales.  In 2009, $943,418 of management incentive was earned.  Pursuant to the Employment Agreement, Mr. Elgendy is provided a company automobile, credited with nonqualified deferred compensation, and granted stock options as approved by the Compensation Committee from time to time.

Robert A. Maffei.  In addition to Mr. Maffei’s annual base salary, he earns incentive compensation calculated as a defined percentage of the Perma-Pipe Incentive Earnings, which is the business unit’s income from operations before allocated corporate expenses, to the extent such income exceeds six percent of business unit sales.  Mr. Maffei is credited with nonqualified deferred compensation and is granted stock options as approved by the Compensation Committee from time to time.

Bradley E. Mautner.  In addition to Mr. Mautner’s annual base salary, he earns incentive compensation calculated as a defined percentage of the Company’s consolidated income before income taxes and before corporate profit-based incentive compensation.  Mr. Mautner is reimbursed for a club membership, and is provided a company automobile.  Mr. Mautner is credited annually with nonqualified deferred compensation and is granted stock options as approved by the Compensation Committee from time to time.

Outstanding Equity Awards at January 31, 2010

The following unexercised stock options are outstanding as of January 31, 2010:

TABLE 4 Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Vesting Date	Option Expiration Date (f)
David Unger	4,000 3,000 2,500 1,250	1,000 1,250 1,250 1,250 1,250 1,250 1,250 1,250 1,250 1,250	$7.61 10.075 10.075 28.99 28.99 28.99 17.635 17.635 17.635 17.635 6.885 6.885 6.885 6.885	6/22/10 6/19/10 6/19/11 6/19/10 6/19/11 6/19/12 6/23/10 6/23/11 6/23/12 6/23/13	5/31/15 5/31/16 5/31/16 5/31/17 5/31/17 5/31/17 5/31/18 5/31/18 5/31/18 5/31/18 5/31/19 5/31/19 5/31/19 5/31/19
Michael D. Bennett	1,250 1,500 2,000 3,000 2,500 1,250	1,000 1,250 1,250 1,250 1,250 1,250 1,250 1,250 1,250 1,250	$2.15 2.16 7.61 10.075 10.075 28.99 28.99 28.99 17.635 17.635 17.635 17.635 6.885 6.885 6.885 6.885	6/22/10 6/19/10 6/19/11 6/19/10 6/19/11 6/19/12 6/23/10 6/23/11 6/23/12 6/23/13	5/31/12 5/31/13 5/31/15 5/31/16 5/31/16 5/31/17 5/31/17 5/31/17 5/31/18 5/31/18 5/31/18 5/31/18 5/31/19 5/31/19 5/31/19 5/31/19
Fati A. Elgendy	7,000 875 4,000 3,000 2,500 1,250	1,000 1,250 1,250 1,250 1,250 1,250 1,250 1,250 1,250 1,250	$3.12 2.16 7.61 10.075 10.075 28.99 28.99 28.99 17.635 17.635 17.635 17.635 6.885 6.885 6.885 6.885	6/22/10 6/19/10 6/19/11 6/19/10 6/19/11 6/19/12 6/23/10 6/23/11 6/23/12 6/23/13	11/30/11 5/31/13 5/31/15 5/31/16 5/31/16 5/31/17 5/31/17 5/31/17 5/31/18 5/31/18 5/31/18 5/31/18 5/31/19 5/31/19 5/31/19 5/31/19
Robert A. Maffei	2,000 1,500 1,250 625	500 625 625 625 625 625 625 625 625 625	7.61 10.075 10.075 28.99 28.99 28.99 17.635 17.635 17.635 17.635 6.885 6.885 6.885 6.885	6/22/10 6/19/10 6/19/11 6/19/10 6/19/11 6/19/12 6/23/10 6/23/11 6/23/12 6/23/13	5/31/15 5/31/16 5/31/16 5/31/17 5/31/17 5/31/17 5/31/18 5/31/18 5/31/18 5/31/18 5/31/19 5/31/19 5/31/19 5/31/19
Bradley E. Mautner	4,000 3,000 2,500 1,250	1,000 1,250 1,250 1,250 1,250 1,250 1,250 1,250 1,250 1,250	$7.61 10.075 10.075 28.99 28.99 28.99 17.635 17.635 17.635 17.635 6.885 6.885 6.885 6.885	6/22/10 6/19/10 6/19/11 6/19/10 6/19/11 6/19/12 6/23/10 6/23/11 6/23/12 6/23/13	5/31/15 5/31/16 5/31/16 5/31/17 5/31/17 5/31/17 5/31/18 5/31/18 5/31/18 5/31/18 5/31/19 5/31/19 5/31/19 5/31/19

Option Exercises and Stock Vested 2009

The following stock options were exercised during 2009:

TABLE 5 Name (a)	Option Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)
David Unger	0	$0
Michael D. Bennett	0	0
Fati A. Elgendy	0	0
Robert A. Maffei	4,500	20,680
Bradley E. Mautner	0	0

Nonqualified Deferred Compensation 2009 and at January 31, 2010

The following table contains additional required disclosures regarding nonqualified deferred compensation:

TABLE 6 Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY (c) (1)	Aggregate Earnings in Last FY ($) (d) (1)	Aggregate Balance at Last FYE ($) (f)
David Unger	$0	$0	$0	$0
Michael D. Bennett	33,378	20,000	34,396	211,360
Fati A. Elgendy	138,750	20,000	96,726	1,219,562
Robert A. Maffei	274,860	15,000	71,358	765,934
Bradley E. Mautner	0	25,000	59,068	242,662

(1)
Following are the amounts in Columns (c) and (d) above also reported in the Summary Compensation Table for the last Fiscal Year, and amounts reported as compensation to the NEOs in the Company’s Summary Compensation Tables of previous years:

TABLE 7 Name (a)	Amounts in Columns (c) and (d) Above Also Reported in the Summary Compensation Table for the Last Fiscal Year		Amounts Reported as Compensation to the Named Executive Officer in The Company’s Summary Compensation Tables of Previous Years (d)
	Col (c) Registrant Contributions in Last FY (b)	Col (d) Aggregate Earnings in Last FY (c)
David Unger	$0	$0	$0
Michael D. Bennett	20,000	34,396	105,389
Fati A. Elgendy	20,000	96,726	198,069
Robert A. Maffei	15,000	71,358	14,121
Bradley E. Mautner	25,000	59,068	115,689

Non-management Directors’ Compensation 2009

Name (a)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($) (d) (1)	Total ($) (h)
Dennis Kessler	$25,850	$10,186	$36,036
Arnold F. Brookstone	28,534	10,186	38,720
Eugene Miller	26,050	10,186	36,236
Stephen B. Schwartz	26,050	10,186	36,236
Michael Gade	19,750	46,614	66,364
Mark A. Zorko	21,716	46,614	68,330

(1)
The amounts in column (d) represent the dollar amounts of the aggregate grant date fair value of stock options granted in accordance with SEC rules.  These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized

The following table provides information about option awards granted to the non-management directors in 2009:

Name	Grant Date	Option Award (j)	Exercise Price of Option Award (k)	Grant Date Fair Value of Option Awards (l)
Dennis Kessler	6/23/09	2,500	$6.885	$10,186
Arnold F. Brookstone	6/23/09	2,500	6.885	10,186
Eugene Miller	6/23/09	2,500	6.885	10,186
Stephen B. Schwartz	6/23/09	2,500	6.885	10,186
Michael Gade	4/7/09 6/23/09	10,000 2,500	6.185 6.885	36,428 10,186
Mark A. Zorko	4/7/09 6/23/09	10,000 2,500	6.185 6.885	36,428 10,186

Directors who are also employees of the Company or a subsidiary of the Company are not compensated for service as a Director.

Independent Directors are paid a quarterly fee of $3,750, a fee of $2,000 for each day of attendance at Board meetings, $1,000 for attendance at each Audit Committee meeting, and a $200 fee per hour for engagement in any other activity on behalf of the Company, and are reimbursed for their expenses.  The Audit Committee Chairman receives an additional $1,250 quarterly fee as compensation for that service.

Stock options under the 2001 Directors Plan were granted as follows: (i) an option to purchase 10,000 shares upon an Independent Director’s first election to the Board; (ii) an option to purchase 1,000 shares automatically upon each date the Independent Director is re-elected to the board, and (iii) the Board of Directors had the discretion to make additional option grants to Independent Directors from time to time as the Board of Directors deemed necessary or desirable.  No discretionary grants were made under that plan.

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote for this proposal at the Annual Meeting is required to approve the 2009 Directors Plan, under which stock options are granted as follows: (i) an option to purchase 10,000 shares of the Company’s common stock is granted automatically upon a non-employee director’s first election as a director of the Company; (ii) an option is granted automatically to non-employee directors upon each date such non-employee director is re-elected as a director of the Company, commencing with the annual meeting for the year 2009to purchase the greater of (x) 1,000 shares of the Company’s common stock or (y) the number of shares subject to options most recently granted generally to the Company’s Tier 2 Managers (or comparable group of managers, as determined by the Board of Directors); and (iii) the Board of Directors shall have the discretion to make additional option grants to non-employee directors from time to time as the Board of Directors deems necessary or desirable.

The following stock options were exercised during 2009:

Name (a)	Option Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)
Dennis Kessler	0	$ 0
Arnold F. Brookstone	0	0
Eugene Miller	11,000	37,485
Stephen B. Schwartz	0	0
Michael Gade	0	0
Mark A. Zorko	0	0

The following unexercised stock options are outstanding as of January 31, 2010:

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Vesting Date	Option Expiration Date (f)
Dennis Kessler	1,000 750 500 250	250 250 250 250 250 250 625 625 625 625	$7.61 10.075 10.075 28.99 28.99 28.99 17.635 17.635 17.635 17.635 6.885 6.885 6.885 6.885	6/22/10 6/19/10 6/19/11 6/19/10 6/19/11 6/19/12 6/23/10 6/23/11 6/23/12 6/23/13	5/31/15 5/31/16 5/31/16 5/31/17 5/31/17 5/31/17 5/31/18 5/31/18 5/31/18 5/31/18 5/31/19 5/31/19 5/31/19 5/31/19
Arnold F. Brookstone	1,000 750 500 250	250 250 250 250 250 250 625 625 625 625	$7.61 10.075 10.075 28.99 28.99 28.99 17.635 17.635 17.635 17.635 6.885 6.885 6.885 6.885	6/22/10 6/19/10 6/19/11 6/19/10 6/19/11 6/19/12 6/23/10 6/23/11 6/23/12 6/23/13	5/31/15 5/31/16 5/31/16 5/31/17 5/31/17 5/31/17 5/31/18 5/31/18 5/31/18 5/31/18 5/31/19 5/31/19 5/31/19 5/31/19
Eugene Miller	1,000 1,000 1,000 1,000 750 500 250	250 250 250 250 250 250 625 625 625 625	$2.15 2.16 3.31 7.61 10.075 10.075 28.99 28.99 28.99 17.635 17.635 17.635 17.635 6.885 6.885 6.885 6.885	6/22/10 6/19/10 6/19/11 6/19/10 6/19/11 6/19/12 6/23/10 6/23/11 6/23/12 6/23/13	5/31/12 5/31/13 5/31/14 5/31/15 5/31/16 5/31/16 5/31/17 5/31/17 5/31/17 5/31/18 5/31/18 5/31/18 5/31/18 5/31/19 5/31/19 5/31/19 5/31/19
Stephen B. Schwartz	250 1,000 750 500 250	250 250 250 250 250 250 625 625 625 625	$3.31 7.61 10.075 10.075 28.99 28.99 28.99 17.635 17.635 17.635 17.635 6.885 6.885 6.885 6.885	6/22/10 6/19/10 6/19/11 6/19/10 6/19/11 6/19/12 6/23/10 6/23/11 6/23/12 6/23/13	5/31/14 5/31/15 5/31/16 5/31/16 5/31/17 5/31/17 5/31/17 5/31/18 5/31/18 5/31/18 5/31/18 5/31/19 5/31/19 5/31/19 5/31/19
Michael Gade		2,500 2,500 2,500 2,500 625 625 625 625	6.185 6.185 6.185 6.185 6.885 6.885 6.885 6.885	4/7/10 4/7/11 4/7/12 4/7/13 6/23/10 6/23/11 6/23/12 6/23/13	3/7/19 3/7/19 3/7/19 3/7/19 5/31/19 5/31/19 5/31/19 5/31/19
Mark A. Zorko		2,500 2,500 2,500 2,500 625 625 625 625	6.185 6.185 6.185 6.185 6.885 6.885 6.885 6.885	4/7/10 4/7/11 4/7/12 4/7/13 6/23/10 6/23/11 6/23/12 6/23/13	3/7/19 3/7/19 3/7/19 3/7/19 5/31/19 5/31/19 5/31/19 5/31/19

401(k) Plan

The domestic employees of the Company, including the NEOs, are eligible to participate in the MFRI, Inc. Employee Savings and Protection Plan (“401(k) Plan”), which is applicable to all employees except certain employees covered by collective bargaining agreement benefits.  The 401(k) Plan allows employee pretax payroll contributions of up to 16% of total compensation.  The Company matches 50% of each participant's contribution, up to a maximum of 3% of each participant’s salary.

Compensation Committee Interlocks and Insider Participation

There are no matters related to Compensation Committee interlocks or insider participation that the Company is required to report.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers, and persons who own more than 10% of the Company’s outstanding Common Stock report their beneficial ownership and changes in their beneficial ownership of the Company’s Common Stock by filing reports with the SEC.  Based solely on the Company’s review of reports provided to the Company, no director, officer or owner of more than 10% of the Common Stock has failed to file on a timely basis a Statement of Beneficial Ownership of Securities on Form 3, 4 or 5 during 2009.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees

The chart below sets forth the aggregate fees for professional services billed by Grant Thornton LLP in 2009 and 2008, and breaks down these amounts by category of service:

	2009	2008
Audit Fees	$699,170	$784,214
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	3,950	3,750
Total	$703,120	$787,964

Audit Fees - Audit fees represent services rendered for the audit of the Company’s consolidated annual financial statements and reviews of the quarterly financial statements, and the audit of internal controls over financial reporting.  Additionally, audit fees include consents and other services related to SEC matters.

Audit-Related Fees - There were no fees billed for audit related fees.

Tax Fees - There were no fees billed for tax services in 2009.

All Other Fees – Fees represent subscription fees for an accounting and auditing research tool.

Engagement - Grant Thornton was engaged by the Audit Committee, and the Audit Committee approved in advance all audit and non-audit services rendered to the Company for 2009.

Representatives of Grant Thornton are expected to be present at the meeting and will be available to respond to appropriate questions and may make a statement if they so desire.  The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Grant Thornton.

MULTIPLE STOCKHOLDERS SHARING AN ADDRESS

The rules of the SEC permit companies to provide a single copy of an annual report and proxy statement to households in which more than one stockholder resides (“Householding”).  Stockholders who share an address and who have been previously notified that their broker, bank or other intermediary will be Householding their proxy materials will receive only one copy of the Company’s Proxy Statement and 2009 Annual Report to Stockholders unless they have affirmatively objected to the Householding notice.

Stockholders sharing an address who received only one set of these materials may request a separate copy, which will be promptly sent at no cost, by contacting the Corporate Secretary of the Company orally or in writing.  For future annual meetings, a stockholder may request separate annual reports or proxy statements, or may request the Householding of such materials, by contacting the Company’s Transfer Agent at the following address:

Continental Stock Transfer & Trust Company
1 Battery Place
New York, New York 10004
(212) 509-4000
ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended January 31, 2010 filed with the SEC accompanies this Proxy Statement.  Additional copies of the Annual Report on Form 10-K may be obtained, without charge, from the Company’s website at www.mfri.com, 847-966-1000, or by writing to the Company’s Corporate Secretary at MFRI, Inc., 7720 N. Lehigh Avenue, Niles, Illinois 60714.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2011 ANNUAL MEETING

Inclusion of Proposals in the Company’s Proxy Statement and Proxy Card Under SEC Rules

In order to be eligible for inclusion in the proxy statement and proxy form relating to such meeting pursuant to the rules and regulations of the SEC, any proposal which a stockholder intends to present at the annual meeting of stockholders in 2011 must be in writing, must be received by the Company at its principal executive offices in Niles, Illinois by January 26, 2011 and must satisfy the applicable rules and regulations of the SEC.

Advance Notice Requirements for Shareholder Submission of Nominations and Proposals

In addition, a stockholder recommendation for nomination of a candidate for election to the Board of Directors or a proposal for consideration at the 2011 annual meeting of stockholders must be submitted in accordance with the advance notice procedures and other requirements in the Company’s bylaws.  These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder proposal included in the proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules.

Our bylaws require a stockholder who wants to nominate a director or submit a stockholder proposal be a stockholder of record at the time of giving the notice and on the record date for the determination of stockholders entitled to vote at the meeting and comply with the advance notice provisions of our bylaws.

Our bylaws require that stockholder recommendations for nominees to the Board must include the name of the nominee or nominees, all information relating to such person that is required to be disclosed in a proxy statement, a consent signed by the nominee evidencing a willingness to serve as a director, if elected, and disclosure of any relationship between the stockholder making the recommendation and the proposed nominee or nominees.

Our bylaws require that stockholder proposals include a brief description of the business to be brought before the meeting, the reasons for conducting such business at the meeting, and all information relating to such business that would be required to be disclosed in a proxy statement or otherwise in connection with solicitations of proxies for election of directors.  In order to be considered timely under the advance notice requirements of our bylaws, the proposal or recommendation for nomination must be received by the Board of Directors at least 90 days but no more than 120 days prior to the first anniversary of the previous year’s annual meeting.  For the 2011 annual meeting of stockholders, a proposal or recommendation for nomination must be received by the Board of Directors not earlier than February 23, 2011 and not later than March 25, 2011.  If the date of the annual meeting is more than 30 days from the date of the previous year’s annual meeting, then the proposal or recommendation must be received not later than five business days after the date on which notice of the 2011 annual meeting is mailed or publicly disclosed or such proposal will be considered untimely.  Except for proposals properly made in accordance with the applicable rules and regulations of the SEC, the advance notice provisions of the bylaws shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders.

In addition, our bylaws require that the stockholder giving notice must also include (i) the name and address of the stockholder, (ii) the class or series and number of shares which are beneficially owned or held of record by the stockholder, (iii) the nominee holder for, and number of, shares beneficially owned but not owned of record by such stockholder, (iv) whether and to the extent to which any hedging or other transaction or any other arrangement has been entered into by or on behalf of the stockholder, the intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any shares in the Company, (v) if known by the stockholder, the name and address of any other stockholder supporting the nominee or proposal, (vi) any arrangements or understandings between such persons, (vii) whether the stockholder intends to solicit proxies in connection with the nomination or proposal, and (viii) a representation that the stockholder intends to appear in person or by proxy at the meeting to present the proposal or nomination.

IMPORTANT

All stockholders are cordially invited to attend the meeting in person.

If you cannot be present at the meeting, we urge you to PROMPTLY vote your shares by phone, via the internet, or by signing, dating and returning the enclosed Proxy in the enclosed self-addressed envelope.  No postage need be affixed if mailed in the United States.

MFRI, INC.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE.  IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED UNDER ITEM 1 FOR APPROVAL OF THE 2009 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN, AND FOR THE RATIFICATION OF GRANT THORNTON AS THE COMPANY’S AUDITORS.

1. Election of Directors
Nominees:  David Unger, Henry M. Mautner, Bradley E. Mautner, Dennis Kessler, Arnold F. Brookstone, Eugene Miller, Stephen B. Schwartz, Michael J. Gade and Mark A. Zorko.

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided at the right and mark the oval "For All Nominees Except")
	For / /	Withheld / /	For All Nominees Except / /

	Nominee	Exceptions

2. approval of the 2009 Non-Employee Directors Stock Option Plan;	/ /	/ /
3. ratification of Grant Thornton as the Company’s auditors	/ /	/ /
4. In accordance with their discretion upon all other matters that may properly come before said meeting and any adjournment thereof.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

Signature Signature

Date:                                , 2010

NOTE:  Please sign exactly as name appears hereon.  For joint accounts, both owners should sign.  When signing as executor, administrator, attorney, trustee or guardian, etc., please sign your full title.

PROXY                                                                           PROXY
MFRI, INC.
FOR SHARES OF COMMON STOCK SOLICITED ON
BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON JUNE 23, 2010

The undersigned hereby appoints DAVID UNGER, BRADLEY E. MAUTNER and MICHAEL D. BENNETT, and each of them, proxies with power of substitution and revocation, acting by majority of those present and voting, or if only one is present and voting then that one, to vote, as designated on the reverse side hereof, all of the shares of stock of MFRI, INC. which the undersigned is entitled to vote, at the annual meeting of stockholders to be held at The Rosemont Hotel at O’Hare, 5550 North River Road, Rosemont, Illinois on June 23, 2010 at 10:00 a.m. Chicago time, and at any adjournment thereof, with all the powers the undersigned would possess if present.

PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.